EXHIBIT 99.1
[Letterhead of Brantley Capital Corporation]
FOR IMMEDIATE RELEASE:
Brantley Capital Corporation Receives Notice of Delisting from the Nasdaq Stock Market
CONTACT:
Robert P. Pinkas
(216) 464-8400
CLEVELAND, Ohio –July 29, 2005 – Brantley Capital Corporation (NASDAQ: BBDCE) today announced that it received notice from The Nasdaq Stock Market’s Listing Qualifications Department that the Company’s securities have been delisted from The Nasdaq National Market at the opening of business on August 3, 2005. The Company currently does not intend to appeal this determination.
The Listing Qualifications Department’s determination, dated August 1, 2005, was based on the Company’s continuing delinquency in filing its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended March 31, 2005, as required by Nasdaq Marketplace Rule 4310.
About Brantley Capital Corporation
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.
###